Exhibit 10.4

Form of Note Exchange Agreement

NOTICE OF CONVERSION

The undersigned hereby elects to convert $200,000 principal amount of the Note (defined below) together with $19,945.21 of accrued and unpaid interest thereto, $[0] in default principal and $[0] in fees, totaling $219,945.21 into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of ConnectM Technology Solutions, Inc., a Delaware corporation (the “Borrower”), according to the conditions of the Convertible Promissory Note of the Borrower issued on October 3, 2024 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. ConnectM Technology Solutions, Inc., and the Noteholder agree to the following:

Date of Conversion:	April 3, 2025
Lowest VWAP in the last 5 trading days:	$0.51(04/01/21)
Applicable Conversion Price:	$0.55
Number of shares of Common Stock to be Issued Pursuant to Conversion of the Note:	363,636
Total number of shares of Common Stock to be Issued Pursuant to Conversion of the Note, including interest and fees:	403,487

By:

Name:

* All fields marked with [•] must be completed.

241781425.1 922222-13864